Exhibit 10.18

 TERMINATION & SETTLEMENT AGREEMENT

TERMINATION & SETTLEMENT AGREEMENT dated and effective as of the 24th day December 2009 by and between SPO Medical Inc. (the “Company”) and Jeff Feuer (the “Employee”).

WITNESSETH

WHEREAS, SPO Medical, Inc. entered into employment agreement with Employee dated July 14 2005 (the "Employment Agreement"); and

WHEREAS, the Company has decided to terminate the Employment Agreement and the parties wish to settle all outstanding matters under the Employment Agreement in accordance with the terms and conditions hereto

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement the Parties hereby agree as follows:

1.	Representations and Undertakings by Employee

In consideration of the undertakings by the Company contained herein, Employee hereby agrees, represents and covenants as follows:

a)           Employee acknowledges and agrees that Section 5 (Confidentiality, Non Compete; Poaching; Development Rights) of the Employment Agreement shall continue in full force and effect in accordance with their terms.

b)           Employee shall return to the Company all Company property in his possession, control or under his influence.

c)           Subject to the terms and conditions set forth herein, Employee acknowledges and agrees that the undertakings, release and payments by Company contained in this Agreement , are being made in lieu of any amounts, now or in the future, payable by Company to Employee under the terms of the Employment Agreement or otherwise and in full satisfaction of all claims by Employee to any payments owing from the Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) in connection with his retention under the Employment Agreement or to any other demands, claims, rights or privilege.

2.	Representations and Undertakings by the Company

2.1           In consideration of the undertakings by the Employee contained herein, the Company hereby agrees, represents and covenants as follows:

a)            The Company shall forthwith take all action necessary to extend the exercise date of the following options previously granted to Employee to December 31, 2014.

- 120,000 at a US$0.60 exercise price
- 100,000 at a US$0.78 exercise price
- 249,000 at a US$0.13 exercise price

b)           The Company shall forthwith issue to the Employee warrant to purchase 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable through the fifth anniversary of the issuance date a per share exercise price of $0.01 (the “Warrant”).

2.2           All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken.

2.3           All taxes, withholdings and deductions payable or due in respect of the issuance or exercise of the Warrant or resale of the underlying shares of Common Stock, or any component thereof, if any, will be borne by Employee.

3.           Indemnification by Employee

Employee agrees to hold harmless and indemnify the Company (its affiliates, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns) for the reasonable costs of defense and any and all losses, claims, damages, liabilities or expenses, including, without limitation, reasonable attorneys' fees, judgments, fines, excise taxes or penalties, and other expenses incurred in connection with any proceeding by the Israeli tax authorities, the value added authorities or any other regulatory agency in respect of the issuance or exercise of the Warrant granted to Employee under this Section 2 or the resale of the underlying shares of Common Stock.

4.           Termination of Agreements & Other Positions

4.1           As of December 24th 2009 the Employment Agreement shall automatically and without any further action on the part of the Parties be terminated except to the extent otherwise provided herein.

4.2           By his execution of this Agreement, and without any further action, Employee hereby resigns, effective immediately, from any positions he holds with the Company.

5.           Releases

5.1           In consideration of the release contained in Section 4.2 below, Employee (and each of his respective, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement, claims under any labor laws and regulations including claims for wrongful termination, claims with respect to the stock options, claims with respect to any other payment required under law or claims with respect to or under any government regulatory authorities or agencies. The foregoing release shall not be construed as a waiver by Employee of the compliance by the Company with its undertakings contained in this Agreement.

5.2           In consideration of the release in Section 4.1 above, the Company (and its officers, directors, shareholders, employees, attorneys, agents, successors, and assigns) do hereby absolutely and unconditionally waive, release and forever discharge Employee and his respective, agents, attorneys, insurers, successors, executors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement or claims with respect to or under any government regulatory authorities or agencies. The foregoing release shall not be construed as a waiver by the Company of the compliance by Employee of his undertakings contained in this Agreement.

6.            Reliance and Complete Agreement.

The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral.  No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

7.            Headings.

Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

8.            Successors and Assigns.

Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

9.            Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.          Entire Agreement.

This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

11.          Governing Law; Jurisdiction and Forum.

Except as provided below this Agreement, its interpretation, validity, construction, enforcement and effect shall be governed by and construed under the laws of the State of Delaware without reference or effect to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the appropriate court in Delaware and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

The Company may enforce its rights under Section 2.3 in accordance with the laws of the State of Israel and in the appropriate court in Tel Aviv – Jaffa.

12.          Representations.

Each of Employee and the Company acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

13.          Non-Disparagement.

Neither of the Parties (and their respective heirs, personal representatives, successors, affiliates, subsidiaries, officers or stockholders), shall disparage the other Party hereto or their businesses.

IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

SPO Medical, Inc.

/s/ Michael Braunold	/s/ Jeff Feuer
Michael Braunold	Jeff Feuer
CEO